CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated November 16, 2000, relating to the financial statements of Darby Acquisition Corporation and to the reference to our Firm under the caption "Experts" in the Prospectus.


                                                    KAUFMAN, ROSSIN & CO.


Miami, Florida
November 20, 2000


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